UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2016

NAVISTAR INTERNATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-9618	36-3359573
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

2701 Navistar Drive Lisle, Illinois	60532
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (331) 332-5000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On October 14, 2016, Jose Maria Alapont, Stephen R. D’Arcy and Dennis A. Suskind were each elected to the Board of Directors (the “Board”) of Navistar International Corporation (the “Company”). Mr. Alapont was appointed a member of the Board’s Finance Committee, Mr. D’Arcy was appointed a member of the Board’s Audit Committee and Mr. Suskind was appointed a member of the Board’s Compensation Committee; all as of October 14, 2016.

As a director of the Company, each of Messrs. Alapont, D’Arcy and Suskind will receive compensation as a non-employee director in accordance with the Company’s non-employee director compensation practices described in the Company’s Annual Proxy Statement filed with the Securities and Exchange Commission on December 22, 2015. This compensation generally consists of an annual retainer in the amount of $120,000 ($20,000 which is to be paid in the form of restricted stock) and an annual stock option grant of 5,000 options. The initial cash and stock award to be received by each of Messrs. Alapont, D’Arcy and Suskind will be pro-rated accordingly.

A copy of the press release announcing the election of each of Messrs. Alapont, D’Arcy and Suskind is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release of the Company, dated October 17, 2016 “Navistar Appoints Three New Directors”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAVISTAR INTERNATIONAL CORPORATION
(Registrant)

	By:	/s/ Curt A. Kramer
	Name:	Curt A. Kramer
	Title:	Corporate Secretary
Dated: October 17, 2016

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of the Company, dated October 17, 2016 “Navistar Appoints Three New Directors”